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Exhibit 10.59

ASSURED GUARANTY LTD. REPLACEMENT AWARD PLAN TRUST
 (Effective April    , 2004)

i

ASSURED GUARANTY LTD. REPLACEMENT AWARD PLAN TRUST

        THIS TRUST AGREEMENT, made and entered into this                        day of April, 2004, by and among Assured Guaranty Ltd., a corporation organized and existing under the laws of Bermuda, having its principal place of business in Hamilton, Bermuda (the "Company"), and James Michener, Pierre Samson, and Robert Mills, as trustees (the "Trustees"),

WITNESSETH THAT:

        WHEREAS, the Company has established the Assured Guaranty Ltd. Replacement Award Plan (the "Plan") to provide certain employees and other persons providing services to the Company and to subsidiaries of the Company (individually, "Employer" and collectively, "Employers") with benefits (the "Participants"); and

        WHEREAS, it is intended that the Trust will provide a vehicle for the accumulation of assets for the purpose of making payments under the Plan and for such other corporate purposes as are consistent with the terms of the Trust and that the Trust will constitute a grantor trust as described in section 671 of the United States Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, IT IS AGREED that the Trustees, and each of them, do hereby accept their appointment as such under this Trust Agreement, effective as of the day and year first above written;

        IT IS FURTHER AGREED, by and among the parties hereto, as follows:

ARTICLE I

The Trust and the Plan

        I-1.    Name.    The Trust Agreement and Trust hereby evidenced shall be known as the Assured Guaranty Ltd. Replacement Award Plan Trust.

        I-2.    Plan.    The Secretary of the Company shall deliver to the Trustees a certified copy of each of the Plan and a copy of any amendments thereto for convenience of reference, but the rights, powers and duties of the Trustees shall be governed solely by the terms of this Agreement without reference to the provisions of the Plan.

        I-3.    Grantor.    The Company shall be the grantor (within the meaning of Section 677(a) of the Code) of the Trust.

        I-4.    Administrator.    The Company is the Administrator of the Plan and the Trust and the Secretary of the Company will certify to the Trustees the names of the employees of the Company who are, from time to time, authorized to act on behalf of the Administrator under the terms of this Agreement and to receive notices which the Trustees are required under the terms of this Agreement to provide to the Administrator.

ARTICLE II

Management and Control of Trust Fund Assets

        II-1.    The Trust Fund.    The term "Trust Fund" means all property of every kind held by the Trustees.

        II-2.    Trust Contributions.    The Company shall contribute to the Trustees on or before today's date the sum of US $100.00 and may, from time to time, contribute further amounts to the Trustees to be held, invested and distributed in accordance with the provisions of this Agreement.

        II-3.    Investment Guidelines.    The Administrator may, from time to time, establish investment guidelines for the Trustees with respect to the investment, retention, disposition and reinvestment of the assets of the Trust Fund by writing filed with the Trustees.

        II-4.    General Powers.    Subject to the provisions of paragraph II-3, with respect to the Trust Fund, the Trustees shall have the following powers, rights and duties in addition to those provided elsewhere in this Trust Agreement or by law:

  (a)
  to receive and hold all contributions paid to the Trustees by the Company; provided, however, that the Trustees shall have no duty to require any contributions to be made, or to determine that any of the contributions received comply with the conditions and limitations of the Plan;

  (b)
  to deposit any part or all of the cash and other property of this Trust in any common trust fund, pooled fund or other commingled investment fund maintained by the Trustees for trust investment purposes;

  (c)
  to invest and reinvest the Trust Fund in property of any kind, real or personal;

  (d)
  to manage, operate, sell, contract to sell, convey, exchange, partition, transfer, abandon, and otherwise deal with all property, real or personal, in such manner, for such consideration, and on such terms and conditions as the Trustees shall decide;

  (e)
  to retain in cash (pending investment, reinvestment or payment of benefits) any reasonable portion of the Trust Fund and to deposit cash in any depository selected by them;

  (f)
  to make payments from the Trust Fund in accordance with paragraph III-2;

  (g)
  to compromise, contest, arbitrate, settle or abandon claims and demands;

  (h)
  to begin, maintain or defend any litigation necessary in connection with the investment, reinvestment and administration of the Trust;

  (i)
  to have all rights of an individual owner, including the power to give proxies, to vote stocks, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, recapitalizations or liquidations, and to exercise or sell stock subscription or conversion rights;

  (j)
  to hold securities or other property in the name of the Trustees or their nominee or nominees, or in such other form as the Trustees shall determine, with or without disclosing the Trust relationship, provided that the records of the Trustees shall indicate the actual ownership of such securities or other property;

  (k)
  to deposit securities with a clearing corporation, central depository or similar organization, in which event, the certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached and to participate in and use a book-entry system for the transfer or pledge of securities held by the Trustees or by a corporate depository; provided, however, that the Trustees shall at all times maintain a separate and distinct record of the securities owned by the Trust Fund;

  (l)
  to retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

  (m)
  to employ agents, attorneys, investment counsel, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Trustees consider desirable;

  (n)
  to furnish the Administrator with such information in the Trustees' possession as the Company may need for tax or other purposes; and

  (o)
  to perform any and all other acts which are, in the Trustees' judgment, necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.

        II-5.    Common Fund.    Subject to the provisions of paragraph V-2, the Trustees may administer and invest all contributions made to it as one Trust Fund. The Trustees shall not be required to make any separate investment of the Trust Fund for the account of any creditor of the Company prior to receipt of directions to make payments of such creditor in accordance with paragraph V-2.

        II-6.    Relating to Trustees.    During any period in which two or more Trustees are acting, the following provisions shall apply where the context admits:

  (a)
  A majority of the Trustees qualified to act may act on behalf of all Trustees by meeting, or by writing signed without meeting, and may execute any document relating to the Trust Fund by signing one document or concurrent documents.

  (b)
  The certificate of a majority of the Trustees that they have taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

  (c)
  By their unanimous written consent the Trustees may allocate any of their rights, duties or obligations under this Trust Agreement or the Plan to any other Trustee then acting.

        II-7.    Trustee Who is a Participant.    If a Trustee is a participant in a Plan, he may not decide any matter concerning distribution of any kind to be made to him unless such decision could be made by him under such Plan if he were not a Trustee.

ARTICLE III

Accounting and Distribution of Trust Assets

        III-1.    Statement of Account.    Within 60 days after the last day of each fiscal year, the Trustees shall furnish to the Administrator a written report showing the fair market value of the Trust Fund as of that date, and all investments of the Trust Fund, and receipts and disbursements and other transactions made by the Trustees during that fiscal year, with respect to the Trust Fund. The records of the Trust may be audited at any time and from time to time by the Administrator.

        III-2.    Benefit Payments.    Subject to the provisions of paragraph V-2, the Trustees shall make payments to Participants in such amounts and at such times as the Administrator may certify to the Trustees, subject to the following:

  (a)
  The Trustees shall have no responsibility to inquire as to whether a payee is entitled to the payment, or as to whether a payment is proper, and shall have no liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee.

  (b)
  If any check for any payment directed to be made from the Trust Fund has been mailed by the Trustees to the last address of the payee furnished to the Trustees and is returned unclaimed, the Trustee shall notify the Administrator.

  (c)
  The Trustees may reserve such reasonable amount from any payment as it shall deem necessary to pay any estate, inheritance, income or other tax, charge or assessment attributable to any payment or may require such releases or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

ARTICLE IV

Compensation, Expenses and Liability

        IV-1.    Compensation and Expenses.    No compensation shall be paid to the Trustees as such. The Trustees are authorized to pay from the Trust Fund (unless otherwise paid by the Company) all of the Trustees' reasonable expenses, taxes and charges (including reasonable fees of persons employed by it in accordance with subparagraph II-4(m)) incurred in connection with the collection, administration, management, investment, protection and distribution of the Trust Fund.

        IV-2.    Liability of Trustees.    The Trustees shall not be liable for any act or failure to act in the performance of duties under this Agreement, unless such action or failure to act is dishonest, constitutes negligence or is in willful violation of the law. The Trustees shall not be liable for following in good faith any direction of the Administrator given in accordance with the terms of this Agreement.

ARTICLE V

Trust Fund Assets

        V-1.    Use of Trust Assets.    Subject to the provisions of paragraph V-2 and the provisions of paragraphs X-1 and X-2, the assets of the Trust shall be used for the purpose of providing benefits under the Plan.

        V-2.    Claims of Creditors.    Notwithstanding any provision of this Trust Agreement, the assets in the Trust Fund shall be subject to the claims of the general creditors of the Company if such claims are not satisfied by payment from the other general assets of the Company, because of the Company's insolvency (as described below). The Chairman of the Board of Directors and the Chief Executive Officer of the Company shall notify the Trustees of the Insolvency of the Company within three days of receipt of knowledge of such Insolvency. Upon receipt of such notice or an applicable court order, the Trustees shall hold assets of the Trust Fund for the benefit of its general creditors, and shall suspend payment of benefits under the Plan which would be charged to the Trust until the Trustee has determined that the Company is no longer Insolvent or pursuant to a court order. The Trustees shall have no duty to inquire whether the Company is Insolvent. The Trustees may rely on such evidence concerning the Company's insolvency as may be furnished to the Trustees by the Company. The Company shall be considered as "Insolvent" for purposes of this Trust agreement if it is (i) unable to pay its debts generally as they become due or (ii) engaged as a debtor in a proceeding under the Bankruptcy Code of the United States (11 U.S.C.-101 et. seq.) or any other law of any jurisdiction for the relief, liquidation or rehabilitation of debtors.

        V-3.    Claims of Participants.    The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively in accordance with and in furtherance of the goals of the Plan, subject to the provision paragraph V-2 hereto. Neither the Participants in the Plan nor the Plan shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust, or be entitled to any payment from the Trust, and all rights of a Participant created under any of the Plan shall constitute unsecured contractual rights of the participant. It is intended that neither the Plan nor the Trust shall be subject to the provisions of part 4 of title I of the

Employee Retirement Income Security Act of 1974, an amended, and neither the Participants nor the Plan shall have any right to require the Company to make any contribution to the Trust.

        V-4.    Assets Contributed by the Company.    Notwithstanding any provision of the Trust to the contrary, any ordinary shares of the Company ("Assured Shares"), contributed to the Trust by the Company and held in a fund intended to be invested primarily in Assured Shares, which Assured Shares or fund is held in the Trust for the benefit of the employees or service providers of any Employer, shall be subject to the claims of the general creditors of such Employer as well as to the claims of the general creditors of the Company. With respect to Assured Shares and to any fund intended to be invested primarily in Assured Shares which is held in the Trust, references to the "Company" in paragraphs V-1, V-2 and V-3 of this Article V shall be interpreted to also refer to such Employer. Upon the termination of the Trust, any such Assured Shares remaining in the Trust shall revert to the Company.

ARTICLE VI

Tax Matters

        This Trust Agreement is intended to constitute a grantor trust, as described in section 671 of the Code. The Company acknowledges that all income of the Trust is attributable to it as owner of the Trust assets for income tax purposes and will be income to the Company.

ARTICLE VII

Miscellaneous

        VII-1.    Disagreement as to Acts.    If there is a disagreement between the Trustees and anyone as to any act or transaction reported in any accounting, the Trustees shall have the right to have its account settled by a court of competent jurisdiction.

        VII-2.    Person Dealing with Trustees.    No person dealing with the Trustees shall be required to see to the application of all money paid or property delivered to the Trustees, or to determine whether or not the Trustees are acting pursuant to any authority granted under this Trust Agreement.

        VII-3.    Evidence.    Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

        VII-4.    Waiver of Notice.    Any notice required under this Trust Agreement may be waived by the person entitled thereto.

        VII-5.    Counterparts.    This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and no other counterpart need be produced.

        VII-6. Governing Laws. This Trust Agreement shall be construed and administered according to the laws of Bermuda.

        VII-7.    Successors, Etc.    The provisions of this Trust Agreement shall be binding on the Company and the Trustees and their successors and the Participants and their respective heirs and legal representatives.

        VII-8.    Service of Legal Process.    If the Trustees receive service of summons, subpoena or other legal process of any court with respect to any action relating to the Plan or this Trust Agreement, it shall, as soon as practicable, inform the Administrator of such service and the Trustees shall promptly provide the Administrator with a copy of the document served.

ARTICLE VIII

Changes of Trustees

        VIII-1.    Resignation.    A Trustee may resign at any time by giving 90 days' advance written notice to the Company, and to any other Trustee or Trustees then acting.

        VIII-2.    Removal of Trustee.    The Company may remove a Trustee by giving 30 days' advance written notice to that Trustee and to any other Trustee or Trustees then acting. The Company shall fill a vacancy in the office of the Trustees as soon as practicable by writing filed with the person or entity appointed to fill the vacancy and with any other Trustee or Trustees then acting; provided, however, that there must always be at least one Trustee acting.

        VIII-3.    Powers Pending Appointment of Successor Trustee.    If a vacancy in the office of Trustee exists, the remaining Trustee or Trustees may exercise all of the Trustees' powers until the vacancy is filled.

        VIII-4.    Duties of Resigned or Removed Trustees and of Successor Trustee.    If all the Trustees resign or are removed, they shall promptly transfer and deliver the assets of the Trust Fund to the successor Trustee or Trustees, after reserving such reasonable amount as it shall deem necessary to provide for expenses and any sums chargeable against the Trust Fund for which it may be liable. Within 120 days, the resigned or removed Trustees shall furnish to the Company and the successor Trustee or Trustees an account of the administration of the Trust from the date of their last account. Each successor Trustee shall succeed to the title to the Trust Fund vested in his predecessor without the signing or filing of any further instrument, but any resigned or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee. Each successor Trustee shall have all the powers, rights and duties conferred by this agreement as if originally named as Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

ARTICLE IX

Amendment, Revocation and Termination

        IX-1.    Amendment and Revocation.    This Trust Agreement and the Trust created hereby may be amended, revoked or terminated by the Company at any time, provided that no amendment shall materially change the rights, duties and responsibilities of the Trustees without their consent.

        IX-2.    Distribution of Assets Upon Revocation or Termination.    Upon revocation or termination of this Trust by the Company, the Trustees shall, subject to the provisions of paragraph V-2 and to the Trustees' reserving such reasonable amount as they shall deem necessary to provide for expenses and any sums chargeable against the Trust Fund, distribute the assets of the Trust to the Company.

        IN WITNESS WHEREOF, the Company has caused these presents to be signed by its duly authorized officer and the Trustees have set forth their hands and seals as of the day and year first above written.

                      Assured Guaranty Ltd.
                      By

                      Its

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ASSURED GUARANTY LTD. REPLACEMENT AWARD PLAN TRUST (Effective April , 2004)
TABLE OF CONTENTS
ASSURED GUARANTY LTD. REPLACEMENT AWARD PLAN TRUST
WITNESSETH THAT
ARTICLE I The Trust and the Plan
ARTICLE II Management and Control of Trust Fund Assets
ARTICLE III Accounting and Distribution of Trust Assets
ARTICLE IV Compensation, Expenses and Liability
ARTICLE V Trust Fund Assets
ARTICLE VI Tax Matters
ARTICLE VII Miscellaneous
ARTICLE VIII Changes of Trustees
ARTICLE IX Amendment, Revocation and Termination